Exhibit 5.1

CONYERS DILL & PEARMAN

29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268

conyers.com

5 March 2026

Matter No.:1013303/111587047

852 2842 9530

Richard.Hall@conyers.com

Dreamland Limited

Cricket Square

Hutchins Drive, P.O. Box 2681

Grand Cayman KY1-1111

Cayman Islands

Dear Sirs,

Re: Dreamland Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-1 filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) and the prospectus contained in the Registration Statement (the “Prospectus”) relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of up to 180,000,000 Class A ordinary shares of par value US$0.00001 per share of the Company (the “Class A Ordinary Shares”) in aggregate of (i) up to 30,000,000 Class A Ordinary Shares to be issued on the terms to be set out in the purchase agreements subscribing for and allotting and issuing the Class A Ordinary Shares (the “Purchase Agreements”), and (ii) warrants (the “Warrants”) to purchase up to 150,000,000 Class A Ordinary Shares (the “Warrant Shares”) on the terms to be set out in the agreements creating the Warrants (the “Warrant Agreements” and together with the Purchase Agreements, the “Agreements”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

1.1.	the Registration Statement; and

1.2.	the Prospectus.

The documents listed in items 1.1 through 1.2 above are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

Partners: Piers J. Alexander, Crystal C. Au-Yeung, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Ryan A. McConvey, Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo

We have also reviewed copies of:

1.3.	the amended and restated memorandum and articles of association of the Company dated 31 March 2025 (the “M&As”);

1.4.	the resolutions in writing of all the directors of the Company dated 5 March 2026 (the “Resolutions”);

1.5.	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 4 March 2026 (the “Certificate Date”); and

1.6.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the capacity, power and authority of each of the parties to the Agreements other than the Company, to enter into and perform its respective obligations under the Agreements;

2.4.	the due execution and delivery of the Agreements by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby;

2.5.	that the applicable Agreements relating to the allotment and issuance of any Class A Ordinary Shares or issuance of any Warrants will be valid and binding in accordance with its terms pursuant to its governing law;

2.6.	that the form and terms of any and all Agreements, the issuance and sale of any Class A Ordinary Shares or Warrants by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof in accordance with the terms thereof will not violate the memorandum and articles of association of the Company nor any applicable law, regulation, order or decree in the Cayman Islands;

2.7.	that all necessary corporate action will be taken to authorise and approve any issuance and sale of any Class A Ordinary Shares or Warrants by the Company, the terms of the offering thereof and related matters, and that the applicable Agreements will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

2.8.	that the issuance and sale of any Class A Ordinary Shares or Warrants by the Company will be in accordance with the applicable Agreements duly approved by the board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the Prospectus and any applicable supplement thereto);

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2.9.	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us;

2.10.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.11.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.12.	that upon the issuance of the Class A Ordinary Shares or Warrant Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value of the Class A Ordinary Shares or Warrant Shares;

2.13.	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any shares of the Company, and that neither the Warrants nor the Warrant Shares to be issued pursuant to the Warrants will be issued to residents of the Cayman Islands;

2.14.	that on the date of entering into the Agreements and the date of issuance of any of the Class A Ordinary Shares or Warrant Shares, the Company is and after issuing such Class A Ordinary Shares or Warrant Shares will be able to pay its debts; and

2.15.	that on the date of issuance of any of the Class A Ordinary Shares or Warrant Shares, the Company will have sufficient authorised but unissued Class A Ordinary Shares.

3.	QUALIFICATIONS

3.1.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and is not to be relied upon in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	When issued and paid for as contemplated by the Registration Statement and the Prospectus and registered in the register of members of the Company, the Class A Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

4.3.	When issued and paid for as contemplated by the Registration Statement and the Prospectus the Warrants will be validly issued and will constitute valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman

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